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                                                                    EXHIBIT 10.1

                           LOAN AND SECURITY AGREEMENT
                        (dated as of December ___, 2002)

                                     between

                      GREENFIELD COMMERCIAL CREDIT, L.L.C.
                                   (as Lender)

                                       and

                      DIVERSIFIED CORPORATE RESOURCES, INC.
                                  (as Borrower)

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                               TABLE OF CONTENTS

1.   DEFINITIONS............................................................   1

2.   REVOLVING CREDIT LOAN..................................................   4

3.   COLLATERAL.............................................................   5

4.   GUARANTIES.............................................................   6

5.   CHARGES AND INSURANCE..................................................   8

6.   EXAMINATION OF RECORDS; REPORTING......................................   8

7.   OTHER LIENS............................................................   9

8.   GENERAL WARRANTIES AND REPRESENTATIONS.................................   9

9.   CONDITIONS TO OBLIGATIONS OF LENDER....................................  12

10.  AFFIRMATIVE COVENANTS..................................................  14

11.  NEGATIVE COVENANTS.....................................................  16

12.  TERMINATION............................................................  17

13.  DEFAULT................................................................  17

14.  YOUR RIGHTS AND REMEDIES...............................................  17

15.  WAIVER; AMENDMENTS; SUCCESSORS AND ASSIGNS.............................  18

16.  BANKRUPTCY PROVISIONS..................................................  18

17.  MISCELLANEOUS..........................................................  19

18.  WAIVER OF JURY TRIAL...................................................  21

19.  NO ORAL AGREEMENTS.....................................................  21

                                       i

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                           LOAN AND SECURITY AGREEMENT

GREENFIELD COMMERCIAL CREDIT, L.L.C. ("LENDER")

Gentlemen:

       This Agreement, effective as of the date accepted by you, sets forth the terms and conditions upon which you will make loans and advances and extend other financial accommodations to Borrower for the benefit of Borrower and the other Credit Parties signing this Agreement as Guarantors, collectively with the other parties signing this Agreement as Guarantors, referred to herein as "we," "us" or "our" and which, if two or more in number, shall be jointly and severally bound:

       1.     DEFINITIONS. As used herein:

              (A) "Advances" means loans to Borrower for the benefit of Borrower and the other Credit Parties under this Agreement and the Revolving Credit Loan Rider, and for which Borrower's obligation to repay is evidenced by the Revolving Credit Note.

              (B) "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Borrower, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

              (C) "Borrower" means Diversified Corporate Resources, Inc., a Texas corporation, whose chief executive office and principal place of business is located at 10670 North Central Express Way, Suite 600, Dallas, Texas 75231.

              (D) "Collateral" means all of our presently owned and hereafter acquired or arising:

                     (i) accounts (whether or not earned by performance), letter of credit rights, chattel paper, contracts, contract rights, instruments, documents and supporting obligations (individually and collectively referred to as "Receivables");

                     (ii) general intangibles (including, without limitation, tax refunds, tax refund claims, trade names, goodwill, trademarks, copyrights, processes, patents, patent rights, patent applications, licenses, inventories, royalties, and/or commission and permits, choses-in-action) (individually and collectively referred to as "Intangibles");

                     (iii) goods, inventory, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be

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                            used or consumed in our business or used in
                            connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other personal property including without limitation such goods which give rise to any Receivables and which goods have been returned to or repossessed or stopped in transit by us ("Inventory");

                     (iv) tangible goods (other than Inventory), equipment and fixtures including without limitation office machines, tools, dies, furniture, and vehicles together with all accessions, parts and appurtenances thereto appertaining or attached or kept or used or intended for use in connection therewith, and all substitutions, renewals, improvements and replacements of and additions thereto (sometimes hereinafter individually and collectively referred to as "Equipment");

                     (v) property now or at any time hereafter in your possession (including monies, deposit accounts, claims and credit balances);

                     (vi) all interests in any lease of real property or personal property, whether as a lessor or lessee, including all options to purchase any leased property, and all leasehold improvements; and

                     (vii) books, blueprints, drawings and records related to any of the foregoing as described in subsection (i) through (v) above;

and all proceeds (including proceeds of any insurance policies) and products of and accessions to all the foregoing described property in which we may have any right, title or interest.

              (E) "Credit Parties" means Borrower, Datatek Group Corporation, Information Systems Consulting Corp., Management Alliance Corporation, [Mountain, Ltd.], Texcel Services, Inc. and each additional party which becomes a Credit Party after the date hereof.

              (F) "Default" shall have the meaning set forth in Paragraph 13 of this Agreement.

              (G) "Deposit Account Control Agreement" means a control agreement with respect to a deposit account in form satisfactory to you.

              (H) "Disbursement Account" means Wells Fargo Bank, N.A. Account No. 495-0032128 in the name of Borrower and Preferred Funding Corporation or such other depository account designated by Borrower for such purpose and which is at all times subject to a Deposit Account Control Agreement.

              (I) "Guarantor" means each of the Credit Parties other than Borrower and each other Subsidiary of Borrower signing this Agreement.

              (J) "Indebtedness" means all of our present and future obligations, liabilities, debts, claims and indebtedness, contingent, fixed or otherwise, however evidenced, created, incurred acquired, owing or arising, whether under written or oral agreement, operation of law, or otherwise, and includes, without limiting the foregoing (i) Obligations, (ii) obligations and liabilities of any Person secured by a lien, claim, encumbrance, or security interest upon property owned by us, even though we have not assumed or become liable therefor, (iii) obligations and liabilities created or arising under any lease

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(including capitalized leases) or conditional sales contract or other title retention agreement with respect to property used or acquired by us, even though the rights and remedies of the lessor, seller or lender are limited to repossession, (iv) all unfunded pension fund obligations and liabilities, and
(v) deferred taxes.

              (K) "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

              (L) "Loan Document(s)" means this Agreement and all documents and instruments executed and delivered at any time in connection with this Agreement, including all amendments to any of the foregoing.

              (M) "Obligations" means all present and future loans, advances, debts, liabilities, obligations, covenants, duties and Indebtedness owing by us to you, whether evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by you in our debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to us hereunder or under any other agreement with you.

              (N) "Obligor" means us or any guarantor of the Obligations, individually or collectively.

              (O) "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

              (P) "Prime Rate" means the rate published from day to day in the WALL STREET JOURNAL in its "Money Rates" column as the "Prime Rate." Should such publication not continue to publish the Prime Rate or a substitute rate, then you will select a comparable announced rate. The Prime Rate will change at any time the "Prime Rate" changes.

              (Q) "Subsidiary" means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% of more of such stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner.

              (R) "Term Sheet" means the document attached to this Agreement and to each Rider which contains other terms and conditions of this transaction.

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         (S) "Texcel Shareholders" means collectively Thomas W. Rinaldi, Gary E.
Kane and Paul J. Cornely, and their respective heirs and assigns.

         (T) "UCC" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Michigan; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, your security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Michigan, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

         (U) Any accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings customarily given to them in accordance with generally accepted accounting principles.

         (V) All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Uniform Commercial Code of the state set forth in Paragraph 17(B) ("Code") to the extent the same are defined therein.

     2.  REVOLVING CREDIT LOAN.

         (A) Revolving Credit Loan; Loan Advances. You will establish a revolving credit loan facility (the "Revolving Credit Loan") and, subject to the terms of this Agreement, you may, upon our request, but at all times in your sole discretion, make Advances to us from time to time, pursuant to the Revolving Credit Loan Rider attached hereto and made a part hereof (the "Rider"). You may, in your sole discretion and without notice to us, disburse any or all of the proceeds of any or all of the Advances made by you to such person or persons as you deem necessary to insure that the security interest in or lien upon the Collateral shall at all times have the priority represented by us in this Agreement. You may, in your sole discretion, at any time reduce the Percentage Advance Rate or the Advance amounts set forth in any Rider. You may, from time to time, reimburse yourself for any loan, interest due, fees or expenses, or any third party for any of our Obligations by charging our loan account with you. You may deduct from the Advances under this Agreement reserves for accrued interest and such other reserves as you deem proper and necessary.

         (B) Requests for Advances; Deposits. We have authorized the individuals set forth on the Term Sheet to request Advances. You will deposit Advances to the Disbursement Account. We may advise you of additions to or deletions from the foregoing authorized individuals or a change in the Disbursement Account by certified resolution of Borrower.

         (C) Revolving Credit Note. Our obligation to repay Advances under the Revolving Credit Loan shall be evidenced by a Revolving Credit Note (the "Note") executed by us, in form satisfactory to you executed simultaneously herewith, the terms of which are incorporated herein by this reference.

         (D) Interest and Other Charges. We shall pay you interest on the daily outstanding balance of the Note at the rates as set forth in the applicable Rider. In addition, we shall also pay you on the first day of each month, with respect to the prior calendar month or portion thereof 1/12 of two percent (2.0%) of the amount of the loans not utilized as of the last business day of the prior month. In no event whatsoever shall the interest rate and other charges charged hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in the final determination, deem

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applicable hereto. In the event that a court determines that you have received interest or other charges hereunder in excess of the highest rate applicable hereto, you shall promptly, in your sole discretion, either apply such amount to the Obligations or refund such amount to us and the provisions herein shall be deemed amended to provide for such permissible rate.

         (E) Term. The Term of this Agreement and of Loans shall be on demand, but if demand is not made, then no later than December ___, 2003.

         (F) Monthly Accounting. You will provide us, monthly, with an accounting of Advances, charges and payments made pursuant to this Agreement. Such accounting shall be deemed correct, accurate and binding upon us and an account stated (except for reverses and reapplications of payments made as provided in Paragraph 17(G) hereof, and corrections or errors discovered by you), unless we notify you in writing to the contrary within thirty (30) days after each accounting is rendered.

         (G) Early Termination Fee. We shall have the right at any time or from time to time upon three (3) business days' written notice to you to prepay the Revolving Credit Loan in full and terminate the Revolving Credit Loan ("Early Termination") provided that in such event, we shall pay, in addition, an early termination fee equal to three percent (3.0%) of the Maximum Loan Amount if the Early Termination occurs during the first six (6) months after the date hereof and one percent (1.0%) of the Maximum Loan Amount if the Early Termination occurs during the next six (6) month period and prior to the last day of the Term.

     3.  COLLATERAL.

         (A) Grant of Security Interest. As security for the Obligations, we hereby grant you a continuing security interest in the Collateral. We acknowledge that nothing contained in this Agreement or in any Rider shall be
(i) construed as your agreement to resort or look to a particular type of Collateral as security for any loan to us, or limit in any way your right to resort to any or all of the Collateral as security for any of the Obligations, or (ii) deemed to limit or reduce any security interest in or lien upon any portion of the Collateral for the Obligations.

         (B) Perfection and Protection of Security Interest. We shall, at our expense, perform all steps requested by you at any time to perfect, maintain, protect, and enforce your security interest in the Collateral, including, without limitation, executing and filing financing, continuation statements and amendments thereof, and searches to confirm the priority of your security interests, in form and substance satisfactory to you, placing notations on our books of account to disclose your security interest therein, and taking such other steps as are deemed necessary by you to maintain your control of and security interest in the Collateral, and delivering to you all letters of credit on which we are named beneficiary. You may file, without our signature, one or more financing statements disclosing your security interest under this Agreement. We agree that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of our agents or processors, we shall notify such person of your security interest in such Collateral and, upon your request, instruct them to hold all such Collateral for your account subject to your instructions. From time to time, we shall, upon your request, execute and deliver confirmatory written instruments pledging to you the Collateral, but our failure to do so shall not affect or limit your security interest or other rights in and to the Collateral. Until all Obligations have been fully satisfied, your security interest in the Collateral shall continue in full force and effect.

         (C) Attorney-in-Fact. We hereby appoint you and any designee of yours as our attorney-in-fact and authorize you or such designee, at our sole expense, to exercise at any times in your

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or such designee's discretion all or any of the following powers, which powers of attorney, being coupled with an interest, shall be irrevocable until all Obligations have been paid in full: (a) receive, take, endorse, assign, deliver, accept and deposit, in your name or our name, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof, (b) transmit to account debtors, other obligors or any bailees notice of your interest in the Collateral or request from account debtors or such other obligors or bailees at any time, in our name or your name or any designee, information concerning the Collateral and any amounts owing with respect thereto, (c) notify account debtors or other obligors to make payment directly to you, or notify bailees as to the disposition of Collateral, (d) take or bring, in your name or our name, all steps, actions, suits or proceedings deemed by you necessary or desirable to effect collection of or other realization upon the accounts and other Collateral, (e) after a Default, change the address for delivery of mail to us and to receive and open mail addressed to us, (f) after a Default, extend the time of payment of, compromise or settle for cash, creditor, return of merchandise, and upon any terms or conditions, any and all accounts or other Collateral which includes a monetary obligation and discharge or release the account debtor or other obligor, without affecting any of the Obligations, and
(g) file against us in your favor financing statements or amendments thereto with respect to the Collateral.

     4. GUARANTIES. As an inducement to you to enter into the transactions contemplated by this Agreement, each Guarantor agrees with you as follows:

         (A) Guarantee of Obligations.

             (i) Each Guarantor hereby (x) guarantees, as a principal obligor and not as surety only, to you the prompt payment of the principal of and any and all accrued and unpaid interest (including interest which otherwise may cease to accrue by operation of any insolvency law, rule, regulation or interpretation thereof) on the Advances and all other Obligations, including the Note, of Borrower to you under this Agreement when due, whether by scheduled maturity, acceleration or otherwise, all in accordance with the terms of this Agreement and the Note, including, without limitation, default interest, indemnification payments and all reasonable costs and expenses incurred by you in connection with enforcing the Obligations of Borrower hereunder, including without limitation the reasonable fees and disbursements of counsel, (y) guarantees the prompt and punctual performance and observance of each and every term, covenant or agreement contained in this Agreement and the Note to be performed or observed on the part of Borrower and (z) agrees to make prompt payment, on demand, of any and all reasonable costs and expenses incurred by you in connection with enforcing the obligations of the Guarantors hereunder, including, without limitation, the reasonable fees and disbursements of counsel (all of the foregoing being collectively referred to as the "Guaranteed Obligations.")

             (ii) If for any reason any duty, agreement or obligation of Borrower contained in this Agreement shall not be performed or observed by Borrower as provided therein, or if any amount payable under or in connection with this Agreement shall not be paid in full when the same becomes due and payable, each Guarantor undertakes to perform or cause to be performed promptly each of such duties, agreements and obligations and to pay forthwith each such amount to you regardless of any defense or setoff or counterclaim which Borrower may have or assert, and regardless of any other condition or contingency.

         (B) Nature of Guaranty. The obligations of each Guarantor hereunder constitute an absolute and unconditional and irrevocable guaranty of payment and not a guaranty of collection and are wholly independent of and in addition to your other rights and remedies and are not contingent upon the pursuit by you of any such rights and remedies, such pursuit being hereby waived by each Guarantor.

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          (C) Waivers and Other Agreements. Each Guarantor hereby
unconditionally (i) waives any requirement that you, upon the occurrence of a Default first make demand upon, or seek to enforce remedies against, Borrower or any other Guarantor before demanding payment under or seeking to enforce the obligations of any Guarantor hereunder, (ii) covenants that the obligations of the Guarantors hereunder will not be discharged except by complete performance of all obligations of Borrower contained in this Agreement and the Note, (iii) agrees that the obligations of the Guarantors hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired, without limitation, by any invalidity, irregularity or unenforceability in whole or in part of this Agreement, the Note or any other Loan Document or any limitation on the liability of Borrower thereunder, or any limitation on the method or terms of payment thereunder which may or hereafter be caused or imposed in any manner whatsoever (including, without limitation, usury laws),
(iv) waives diligence, presentment and protest with respect to, and any notice of default or dishonor in the payment of any amount at any time payable by Borrower under or in connection with this Agreement or the Note, and further waives any requirement of notice of acceptance of, or other formality relating to, the obligations of the Guarantors hereunder and (v) agrees that the Guaranteed Obligations shall include any amounts paid by Borrower to you which may be required to be returned to Borrower or any Guarantor or to any representative, trustee, custodian or receiver for Borrower or any such Guarantor.

          (D) Obligations Absolute. The obligations, covenants, agreements and duties of the Guarantors under this Agreement shall not be released, affected or impaired by any of the following whether or not undertaken with notice to or consent of any Guarantor: (i) an assignment or transfer, in whole or in part, of the Advances made to Borrower or of this Agreement or any Note although made without notice to or consent of the Guarantors, or (ii) any waiver by you or by any other person, of the performance or observance by Borrower of any of the agreements, covenants, terms or conditions contained in this Agreement, any Note or any Loan Document, or (iii) any indulgence in or the extension of the time for payment by Borrower of any amounts payable under or in connection with this Agreement or any Note, or of the time for performance by Borrower of any other obligations under or arising out of this Agreement or any Note, or the extension or renewal thereof, or (iv) the modification, amendment or waiver (whether material or otherwise) of any duty, agreement or obligation of Borrower set forth in the Loan Documents (the modification, amendment or waiver from time to time of the Loan Documents being expressly authorized without further notice to or consent of any Guarantors), or (v) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings, affecting Borrower or any of its assets, or (vi) the merger or consolidation of Borrower or any Guarantor with any other person, or (vii) the release or discharge, by operation of law, of Borrower or any Guarantor from the performance or observance of any agreement, covenant, term or condition contained in the Loan Documents, or (viii) any other cause whether similar or dissimilar to the foregoing which would release, affect or impair the obligations, covenants, agreements or duties of the Guarantors hereunder.

          (E) No Investigation. Each Guarantor hereby waives unconditionally any obligation which, in the absence of such provision, you might otherwise have to investigate or to assure that there has been compliance with the law of any jurisdiction with respect to the Guaranteed Obligations recognizing that, to save both time and expense, each Guarantor has requested that you not undertake such investigation. Each Guarantor hereby expressly confirms that the obligations of such Guarantor hereunder shall remain in full force and effect without regard to compliance or noncompliance with any such law and irrespective of any investigation or your knowledge of any such law.

          (F) Indemnity. As a separate, additional and continuing obligation, each Guarantor unconditionally and irrevocably undertakes and agrees with you that, should the Guaranteed Obligations not be recoverable from the Guarantors under Paragraph 4(A) for any reason whatsoever (including, without limitation, by reason of any provision of this Agreement, the Note or any other Loan Document

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being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by you at any time, each Guarantor as sole, original and independent obligor, upon demand by you, will make payment to you of the Guaranteed Obligations by way of a full indemnity in such currency and otherwise in such manner as is provided in this Agreement and the Note.

          (G) Subordination, Subrogation, Etc. Each Guarantor agrees that any present or future Indebtedness of (i) Borrower to any Guarantor, or (ii) any Guarantor to any other Guarantor, shall be fully subordinate and junior in right and priority of payment to the Obligations. Each Guarantor waives any right of subrogation to your rights against Borrower or any other person obligated for payment of the Guaranteed Obligations and any right of reimbursement or indemnity whatsoever arising or accruing out of any payment which any Guarantor may make pursuant to this Agreement and the Note, and any right of recourse to security for the debts and obligations of Borrower, unless and until the entire principal balance of and interest on the Guaranteed Obligations shall have been paid in full.

          (H) Waiver. To the extent that it lawfully may, each Guarantor agrees that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of the provisions of the Loan Documents; nor will it claim, take or insist upon any benefit or advantage of any present of future law providing for the evaluation or appraisal of any security for its obligations hereunder or those of Borrower under this Agreement and under the Note prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will it, after any such sale or sales claim or exercise any right, under any applicable law, to redeem any portion of such security so sold.

      5.  CHARGES AND INSURANCE.

          (A) You may, in your discretion, at any time discharge any lien or encumbrance or bond the same, pay any insurance, maintain guards, pay any service bureau, or obtain any record and charge the cost thereof to our loan account.

          (B) At your request, we shall insure the Collateral in your name against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as you shall specify in amounts, under policies and by insurers acceptable to you. Each policy shall include a provision for thirty
(30) days prior written notice to you of any cancellation or substantial modification and shall show you as mortgagee/secured party loss payee and additional insured in a manner acceptable to you. We shall execute and deliver to you simultaneously herewith and at any other time hereafter such assignments of policies of insurance, including business interruption insurance, as you shall require. All premiums shall be paid by us and the policies shall be delivered to you. If we fail to do so, you may (but shall not be required to) procure such insurance at our expense.

      6.  EXAMINATION OF RECORDS; REPORTING.

          (A) You may at all reasonable times have access to, examine, audit, make extracts from and inspect our records, files, books of account and the Collateral. We will deliver to you any instrument necessary for you to obtain records from any service bureau maintaining records for us. All instruments and certificates prepared by us showing the value of any of the Collateral shall be accompanied, upon request, by copies of related purchase orders and invoices. You may, at any time after default, remove from our premises our books and records or require us to deliver them to you and you may, without expense to you, use such of our personnel, supplies and premises as may be reasonably necessary for maintaining or enforcing your security interest.

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        (B) We shall furnish you, upon request, information and statements showing our business affairs, financial condition and the results of our operations. We will provide you with (i) copies of sales invoices, customer statements and credit memos issued, remittance advices and reports and copies of deposit slips, daily, (ii) copies of shipping and delivery documents, upon request, (iii) within twenty (20) days after the end of each Interim Financial Statement Period set forth on the Term Sheet, our internally prepared consolidated and consolidating income statements and balance sheets together with accounts receivable and accounts payable agings prepared on a basis consistent with such statements prepared in prior months and in accordance with generally accepted accounting principles, and within ninety (90) days after the end of each of our fiscal years, our consolidated and consolidating financial statements prepared by our independent, certified public accountants acceptable to you prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior year-end statements (said interim and year-end financial statements hereinafter referred to as "Financials") (the scope of the CPA's engagement is set forth on the Term Sheet), (iv) copies of all of our tax returns when filed and (v) certificates relating to the foregoing as you may request.

     7. OTHER LIENS. We represent and warrant that all Collateral is and will continue to be owned by us free and clear of all liens, claims and encumbrances whatsoever, whether prior or subordinate to the liens we have granted you and that we will not, without your prior written approval, which may be withheld in your sole discretion, sell, encumber or dispose of or permit the sale, encumbrance or disposal of any Collateral, except for sales of Inventory in the ordinary course of business.

     8. GENERAL WARRANTIES AND REPRESENTATIONS. We warrant and represent that:

        (A) We are each duly organized and existing in good standing under the laws of the Incorporation State set forth on the Term Sheet, are qualified to do business and are in good standing in all states in which qualification and good standing are necessary in order for us to conduct our business and own our property and have all requisite power and authority to conduct our business, to own our property and to execute, deliver and perform all of our Obligations;

        (B) We have not, during the preceding five (5) years, been known by or used any other Assumed Names or Trade Names other than as set forth on the Term Sheet;

        (C) The execution, delivery and performance by us of this Agreement will not constitute a violation of any applicable law or of our Articles or Certificate of Incorporation, By-Laws or equivalent or any agreement, or document to which we are a party or bound;

        (D) We possess adequate assets, licenses, patents, patent applications, copyrights, trademarks, trademark applications, and tradenames for the conduct of our business;

        (E) We have capital sufficient to conduct our business, are solvent and able to pay our debts as they mature and own property having a fair value greater than the amount required to pay our debts;

        (F) Except as set forth on the Term Sheet, we have no pending or threatened litigation, actions or proceedings which would materially and adversely affect our business assets, operations or condition, financial or otherwise, or the Collateral;

        (G) We have good, indefeasible, and merchantable title to the Collateral, and there is no lien or encumbrance thereon other than the security interest granted to you;

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

        (H) We are not a party to any contract, or subject to any charge, corporate restriction, judgment, decree or order materially and adversely affecting our business, assets, operations or condition, financial or otherwise, and are not subject to any labor dispute; and, no labor contract is scheduled to expire during the term of this Agreement, except as heretofore disclosed to you in writing;

        (I) We are not in violation of any applicable statute, regulation or ordinance, in any respect materially and adversely affecting the Collateral or our business, assets, operations or condition, financial or otherwise;

        (J) We are not in default with respect to any note, indenture, loan agreement, mortgage, lease, deed or other agreement to which we are a party or bound, except as set forth on Schedule 8(J);

        (K) The financial statements delivered to you fairly present our financial condition and results of operations and those of such other Persons described therein as of the date thereof; and there has been no material and adverse change in such financial condition or operations since the date of the statements;

        (L) We have received no notice that we are not in full compliance with any of the requirements of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") and its regulations and, to the best of our knowledge, there exists no event described in Section 4043 of ERISA, excluding subsections 4043(b)(2) and 4043(b)(3) thereof, with respect to us;

        (M) We have filed all tax returns and other reports we are required by law to file and have paid all taxes and similar charges that are due and payable;

        (N) Our Chief Executive Office, Principal Place of Business and the Location of Collateral Records are at the locations set forth on the Term Sheet;

        (O) We have not received any notice alleging and are not aware of any facts indicating noncompliance with any State or Federal law governing the use, generation, storage or release of any hazardous waste or substance;

        (P) We have no Subsidiaries or Affiliates other than as set forth on the Term Sheet. To the extent any Subsidiary or Affiliate is shown on the Term Sheet, neither the assets nor chief executive office of such Subsidiary or Affiliate is located at any place other than one or more of our locations specified in Paragraph 8(N) hereof;

        (Q) We own all properties on which Collateral is located other than the Leased Properties set forth on the Term Sheet;

        (R) All Collateral which is tangible personal property is kept only at the Collateral Locations set forth on the Term Sheet;

        (S) Each Person becoming a Subsidiary of Borrower or any Guarantor after the date hereof is and will be duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and is and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law. Each Subsidiary of Borrower and each Guarantor has and will have all requisite power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted. All outstanding ownership interests of each Subsidiary of Borrower and each Guarantor have been and will be validly issued and are and will be fully paid and nonassessable and are and will be owned, beneficially and of record, by Borrower or such Guarantor, or another Subsidiary of Borrower or such Guarantor, free and clear of any Liens;

        (T) Borrower and Guarantors will use the proceeds of the Loan for their working capital and general corporate purposes and to repay in full at closing certain Indebtedness. Neither Borrower nor any Guarantor nor any of their respective Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such margin stock or maintaining or extending credit to others for such purpose. After applying the proceeds of each Advance, such margin stock will not constitute more than 25% of the value of the assets (either of Borrower or any Guarantor alone or of Borrower and the Guarantors and their respective Subsidiaries on a consolidated basis) that are subject to any provisions of this Agreement or any Loan Document that may cause the Advances to be deemed secured, directly or indirectly, by margin stock;

        (U) No report or other information furnished in writing by or on behalf of Borrower or any Guarantor to you in connection with the negotiation or administration of this Agreement contains any material misstatement of fact or, when considered together with Borrower's filings with the SEC and all other information so furnished to you, omits to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made. Neither this Agreement, the Note nor any other Loan Document, certificate, or report or statement or other information furnished to you by or on behalf of Borrower or any Guarantor in connection with the transactions contemplated hereby contains any untrue statement of a material fact or, when considered together with Borrower's filings with the SEC and all other information so furnished to you, omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances in which they were made. There is no fact known to Borrower or any Guarantor which materially and adversely affects, or which in the future may (so far as Borrower or any Guarantor can now foresee) materially and adversely affect, the business, properties, operations or condition, financial or otherwise, of Borrower, any Guarantor or any of their respective Subsidiaries, which has not been set forth in this Agreement or in the other documents, certificates, statements, reports and other information furnished in writing, including Borrower's 2001 Form 10-K filing with the SEC, to you by or on behalf of Borrower or the Guarantors in connection with the transactions contemplated hereby;

        (V) Borrower and the Guarantors are engaged as an integrated group in the business of providing permanent and temporary personnel placements. The integrated operation requires financing on such a basis that credit supplied can be made available from time to time to Borrower and the Guarantors, as required for the continued successful operation of Borrower and the Guarantors and the integrated operation as a whole, and Borrower and the Guarantors have requested that you make credit available to Borrower primarily for the purpose of financing the integrated operation of Borrower and Guarantors, with each of Borrower and Guarantors expecting to derive benefit, directly or indirectly, from the credit extended by you, both in its separate capacity and as a member of the integrated group, inasmuch as the successful operation and condition of each of Borrower and the Guarantors is dependent upon the continued successful performance of the functions of the integrated group as a whole;

        (W) Each of Borrower and the Guarantors is solvent, able to pay its Indebtedness as it matures, and has capital sufficient to carry on its business and all businesses in which it is about to engage, and the present fair saleable value of the assets of each of Borrower and each such Guarantor is greater than the amount of Borrower's or such Guarantor's, as the case may be, Indebtedness. Borrower and the Guarantors on a consolidated basis are solvent, able to pay their Indebtedness as it matures, and have capital sufficient to carry on their business and all businesses in which they are about to engage, and the present fair saleable value of their assets on a consolidated basis is greater than the amount of their Indebtedness on a consolidated basis; and

        (X) We have no Indebtedness (other than trade payables and accrued expenses) other than as set forth on the Term Sheet.

        (Y) We have no Deposit Accounts other than as set forth on the Term
Sheet.

     9. CONDITIONS TO OBLIGATIONS OF LENDER.

        (A) Conditions for Closing. Your obligation to close the Loan hereunder is subject to receipt by you of the following documents, fully executed, and completion of the following matters, in form and substance satisfactory to you:

            (i) Charter Documents. Copies of all charter documents of Borrower and each Guarantor, certified as true and correct as of the date hereof by a duly authorized officer of Borrower and each such Guarantor, respectively;

            (ii) Certification of Good Standing. Certificates of recent date of the appropriate authority or official of each state in which we are legally qualified to do business, each certifying as to our good standing;

            (iii) By-Laws and Corporate Authorizations. Copies of the by-laws or comparable governing document of Borrower and each Guarantor together with all authorizing resolutions and evidence of other corporate action taken by Borrower and each Guarantor to authorize the execution, delivery and performance by Borrower and each Guarantor of this Agreement and each Loan Document to which each is a party, and the consummation by Borrower and such Guarantor, respectively, of the transactions contemplated hereby, certified as true and correct as of the date hereof by a duly authorized officer of Borrower and each Guarantor, respectively;

            (iv) Incumbency Certificates. A certificate of incumbency of Borrower and each Guarantor containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of Borrower and such Guarantor in connection with the Loan Documents to which Borrower or such Guarantor is a party and the consummation by Borrower and such Guarantor of the transactions contemplated hereby, certified as true and correct as of the date hereof by a duly authorized officer of Borrower and each such Guarantor, respectively;

            (v)   Note. The Revolving Credit Note duly executed by us;

            (vi) Security Documents. This Loan and Security Agreement duly executed on behalf of Borrower and each Guarantor granting to you, as collateral security for the Obligations, the Collateral intended to be provided pursuant to Paragraph 3, together with the following in fully executed form (collectively referred to herein, together with any other document executed in connection with this Agreement granting to you a security interest in or lien on any property of Borrower or any Guarantor, as the "Security Documents"):

                  (a) Recording, Filing, Etc. Evidence of the recordation, filing and other action (including payment of any applicable taxes or fees)

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

                      in such jurisdictions as you may deem necessary or appropriate with respect to any security interest, including the filing of financing statements and similar documents which you may deem necessary or appropriate to create, preserve or perfect the liens, security interests and other rights intended to be granted to you thereunder, together with Uniform Commercial Code record searches in such offices as you may request;

                  (b) Demand Deposit Accounts Control Agreements. A Deposit
                      Account Control Agreement for each Deposit Account of ours that you require;

                  (c) Assignment of Business Interruption Insurance. An
                      assignment to you of our business interruption insurance;

                  (d) Validity Guaranty. A Guaranty constituting the unlimited, unconditional validity guaranty of the Obligations by J. Michael Moore.

                  (e) UCC Insurance. A policy of insurance insuring the priority of your security interests in the Collateral as senior to all other security interests in the Collateral with only such exceptions as are acceptable to you;

                  (f) Casualty and Other Insurance. Evidence that the casualty and other insurance required pursuant to Paragraph 5(B) of this Agreement is in full force and effect and assignments of policies of insurance as you shall require;

           (vii) Closing Certificate. A Closing Certificate for Borrower and each Guarantor in form satisfactory to you duly executed by an authorized officer of Borrower and each Guarantor;

           (viii) Guarantor Financial Statement. Receipt and review by you of a current personal financial statement of J. Michael Moore which is satisfactory in all respects to you;

           (ix) Legal Opinions. The favorable written opinion of counsel for Borrower and each Guarantor with respect to such matters as you may reasonably request;

           (x) Consents, Approvals, Etc. Copies of all governmental and non-governmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of Borrower or any Guarantor in connection with the execution, delivery and performance of the Loan Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of the Loan Documents, certified as true and correct and in full force and effect as of the date hereof by us by a duly authorized officer of Borrower, or, if none is required, a certificate of such officer to that effect;

           (xi) Commitment Fee; Expense Deposits. The balance of the Commitment Fee in the amount of One Hundred Forty Thousand and 00/100 Dollars ($140,000.00) payable as set forth on the Term Sheet. Any unused amount of the expense deposits paid to you to date shall be credited against amounts due hereunder. The Commitment Fee has been fully earned;

                (xii) Payoff Letters and Lien Terminations. A payoff letter from General Electric Capital Corporation, addressed to you, in form and substance acceptable to you, together with UCC financing statement terminations and other documents and instruments necessary or reasonably desired by you to effect and evidence the release and discharge of all liens and security interests of in their favor with respect to the Collateral and the transfer of all rights under our existing lockboxes to you;

                (xiii) Subordination Agreements. Subordination agreements executed by (a) Datatek Corporation, (b) the Texcel Shareholders and [(c) Joseph
H. and Sandra Hosmer ("Hosmers")] (each as "Creditor"), us and you subordinating all indebtedness owing by us to each Creditor to the Loan and security interests in support thereof in all respects in form satisfactory to you;

                (xiv) Other Matters. Such other documents, and completion of such other matters, as you may reasonably request.

          (B) Further Conditions for Disbursement. Your obligation to make any Advance (including the first Advance) is further subject to the satisfaction of the following conditions precedent:

                (i) The representations and warranties contained in Paragraph 8 hereof and in any of the Loan Documents shall be true and correct on and as of the date such Advance is made (both before and after such Advance is made) as if such representations and warranties were made on and as of such date;

                (ii) No Default shall exist or shall have occurred and be continuing on the date such Advance is made (whether before or after such Advance is made); and

                (iii) In the case of any Advance under the Revolving Credit Loan, you shall have received, when due, all Reports required pursuant to Paragraph 6(B) as of the close of business on the last business day of the week next preceding the date such Advance is made.

We shall be deemed to have made a representation and warranty to you at the time of the making of, and the continuation or conversion of, each Advance to the effects set forth in clauses (A) and (B) of this Paragraph 9. For purposes of this Paragraph 9(B), the representations and warranties contained in Paragraph 8 hereof shall be deemed made with respect to both the financial statements referred to therein and the most recent financial statements delivered pursuant to Paragraph 6(B).

    10. AFFIRMATIVE COVENANTS. We covenant that, so long as any Obligations remain outstanding and this Agreement is in effect, we shall:

          (A) Pay to you on demand all fees and expenses which you incur in connection with (i) the forwarding of loan proceeds, (ii) the processing of loan advances, (iii) the establishment and maintenance of the lock box and of all other accounts created in connection with the transaction contemplated hereby, and (iv) examination of the Collateral;

          (B) Promptly file all tax returns and other reports which we are required to file and promptly pay all taxes, assessments and other charges;

          (C) Promptly notify you in writing of any litigation affecting us, whether or not the claim is covered by insurance, and of any suit or administrative proceeding which may materially and adversely affect the Collateral or our business, assets, operations or condition, financial or otherwise;

          (D) Notify you in writing (i) promptly upon the occurrence of any event described in Section 4043 of ERISA, other than a termination, partial termination or merger of a "Plan" (as defined in ERISA) or a transfer of a Plan's assets, and (ii) prior to any termination, partial termination or merger of a Plan or a transfer of a Plan's assets;

          (E) Give you thirty (30) days prior written notice of our opening or closing any place of business;

          (F) Maintain our corporate existence and our qualification and good standing in all states necessary to conduct our business and own our property and maintain adequate assets, licenses, patents, copyrights, trademarks and tradenames to conduct our business;

          (G) Promptly notify you in writing of any labor dispute to which we are or may become subject and the expiration of any labor contract to which we are a party or bound;

          (H) Promptly notify you in writing of any violation of any law, statute, regulation or ordinance of any governmental entity, or of any agency thereof, applicable to us which may materially and adversely affect the Collateral or our business, assets, operations or condition, financial or otherwise;

          (I) Notify you in writing within five (5) business days of our default under any note, indenture, loan agreement, mortgage, lease, or other agreement to which we are a party or bound;

          (J) Promptly notify you in writing of any default under any Indebtedness or indebtedness owing to us;

          (K) Promptly notify you in writing of the making of any capital expenditures materially affecting our business, assets, operations or conditions, financial or otherwise;

          (L) Execute and deliver to you, upon request, such documents and agreements as you may, from time to time, reasonably request to carry out the terms and conditions of this Agreement;

          (M) Promptly, and in any event within five (5) days of the receipt thereof, deliver any communication in any way concerning any act or omission on our part regarding the use, generation, storage or release of a hazardous waste or substance. We agree to indemnify and hold you harmless from any and all loss, damage, cost, liability or expense (including reasonable attorney fees) arising out of our use, generation, storage or release of any hazardous waste or substance;

          (N) Promptly, and in any event within five (5) days of the receipt thereof, deliver to you a copy of any communication from the Federal Department of Labor concerning any alleged act or omission on our part in connection with the payment of minimum and/or overtime wages to an employee;

          (O) Promptly, and in any event within five (5) days of the receipt thereof, deliver to you a copy of any communication concerning any violation of a state or Federal law which could result in the forfeiture of the Collateral; and

          (P) Maintain the liens and security interests granted to you as first, prior and only liens upon the Collateral.

          (Q) If and when one hundred percent (100%) of the outstanding stock of Mountain, Ltd. is sold and transferred to the Hosmers (the "Mountain Stock Sale"), whether prior to or after the date of this Agreement, provide you with evidence satisfactory to you of such sale and transfer and the satisfaction or cancellation of all Indebtedness of any Credit Party to the Hosmers and the transfer and assignment of all Mountain Receivables to Borrower.

          (R) All deposits of Advances to the Disbursement Account shall be held and disbursed by the owner of the Disbursement Account, as agent of Borrower, each disbursement from the Disbursement Account to or for the benefit of any Guarantor shall constitute a loan from Borrower to such Guarantor and each payment on the Note from proceeds of Receivables of each Guarantor shall constitute a payment on such loan by such Guarantor.

          (S) Notify you by the tenth (10th) day of each month of the status and recent developments, promptly provide you with true and accurate copies of each order entered and promptly notify you of any other significant development, in the Ditto Litigation (as identified on Schedule 8(F) hereto).

          (T) Within sixty (60) days after the date hereof, we shall close all of our existing depository accounts at Compass Bank.

     11. NEGATIVE COVENANTS. Without your prior written consent, we covenant that, so long as any Obligations remain outstanding and this Agreement is in effect, we shall not:

          (A) Merge or consolidate with or acquire any other Person;

          (B) Declare or pay cash dividends upon any of our stock or distribute any of our property or make (except in the ordinary course of business) any loans or extensions of credit, or investments in, any Person, or redeem, retire, purchase or acquire, directly or indirectly any of our stock, or make any material change in our capital structure or in our business or operations which might adversely affect the repayment of the Obligations;

          (C) Enter into any transaction which materially and adversely affects the Collateral or our ability to repay the Obligations, including any secondary liens thereon;

          (D) Become liable for the indebtedness of any Person, except by endorsement of instruments for deposit;

          (E) Incur Indebtedness, other than trade payables arising in the ordinary course of our business, and the Obligations;

          (F) Make a sale to any customer on a bill-and-hold, guaranteed sale (other than in the ordinary course of our business), sale and return, sale on approval, consignment, or any other repurchase or return basis;

          (G) Remove the Collateral which is tangible personal property from the Collateral Locations set forth on the Term Sheet unless we give you thirty (30) days prior written notice and the same is removed to a location within the continental United States of America;

          (H) Use any other corporate or fictitious name;

          (I) Prepay any Indebtedness, except the Obligations;

          (J) Pay salaries, bonuses or commissions to any principal named on the Term Sheet in excess of the amounts set forth thereon; or

          (K) Pay any Indebtedness, other than the Obligations, to any of the persons named on the Term Sheet unless, but only to the extent, permitted by you in writing.

     12. TERMINATION. Either party shall have the right to terminate this Agreement at the end of the Term of this Agreement or at any time thereafter by giving the other party written notice by registered or certified mail not less than sixty (60) days prior to the effective date of such termination. Upon the effective date of termination, all Obligations shall become immediately due and payable.

     13. DEFAULT. Any one or more of the following events shall constitute a default ("Default") under this Agreement: (a) we shall fail to pay when due, or breach, any Obligations, or (b) any Credit Party shall (i) become insolvent,
(ii) generally not pay its respective debts as they become due, (iii) make an assignment for the benefit of creditors, (iv) attempt to enter into a composition of debts, or (v) make any misrepresentation to you or fail to observe or perform any covenants or conditions in connection with this Agreement, any Rider or any other instrument related to the Loan hereto, or (c) there shall be filed by or against any Credit Party a petition in bankruptcy for liquidation or for reorganization, or a custodian, receiver or agent is appointed or authorized to take charge of its properties, or any Credit Party authorizes any such action, or (d) there hereafter occur any material and adverse change in the business, assets, operations and condition, financial or otherwise, of any Credit Party, or (e) any Credit Party shall be in default under any agreement to which it is a party, or (f) any guaranty of the Obligations shall be terminated or revoked.

     EACH CREDIT PARTY ACKNOWLEDGES THAT WHILE THERE ARE EVENTS OF DEFAULT SET FORTH, THE OBLIGATIONS ARE DUE UPON DEMAND, AND IF DEMAND IS NOT MADE, THEN UPON EXPIRATION OF THE TERM SET FORTH IN THE TERM SHEET. DEMAND MAY OCCUR WITH OR WITHOUT THERE BEING AN EVENT OF DEFAULT.

     14.  YOUR RIGHTS AND REMEDIES.

          (A) If a Default occurs under this Agreement, or any Rider or any other document or instrument executed by the undersigned or any Guarantor, you may, at your election, without notice of your election and without demand, do any one or more of the following: (a) declare our Obligations, whether evidenced by a revolving credit note, a term note or otherwise, to be immediately due and payable; (b) stop advancing money or extending credit to or for our benefit under the Agreement or any Rider; (c) exercise any and all of the rights accruing to a secured party under the Code and any other applicable law; (d) take possession of the Collateral and keep it on our premises, at no cost to you, or remove any part of it to such other place(s) as you may desire or we shall, upon your demand, at our cost, assemble the Collateral and make it available to you at a place reasonably convenient to you.

          (B) You may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as you deem advisable, at your discretion, and may, if you deem it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale of such postponed or adjourned sale without giving a new notice of sale. We agree that you have no obligation to preserve rights to the Collateral or marshall any Collateral for the benefit of any Person. You are hereby granted a license or other right to use, without charge, our labels, patents, copyrights, name, trade secrets, trade names, trademarks and advertising matter, or any similar property, in completing production, advertising or selling any Collateral and our rights under all licenses and all franchise agreements shall inure to your benefit. Any requirement of reasonable notice shall be met if such notice is mailed postage prepaid to us at our address set forth below at least five (5) days before sale or other disposition. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and second to (in whatever order you elect) all Obligations. You will return any excess to us and we shall remain liable for any deficiency.

          (C) IN THE EVENT OF A DEFAULT HEREUNDER, WE HEREBY WAIVE ALL RIGHTS TO NOTICE AND HEARING PRIOR TO THE EXERCISE BY YOU OF YOUR RIGHTS TO REPOSSESS THE COLLATERAL WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL WITHOUT NOTICE OR HEARING AND ALL RIGHTS OF SET-OFF AND COUNTERCLAIM AGAINST YOU.

     15. WAIVER; AMENDMENTS; SUCCESSORS AND ASSIGNS. Your failure to exercise any right, remedy or option under this Agreement or any Rider or other agreement between you and us or delay by you in exercising the same will not operate as a waiver. No waiver by you will be effective unless in writing and then only to the extent stated. No waiver by you shall affect your right to require strict performance of this Agreement. Your rights and remedies will be cumulative and not exclusive. This Agreement cannot be changed or terminated orally. All terms, conditions, promises, covenants, provisions and warranties shall inure to the benefit of and bind your and our respective representatives, successors and assigns.

     16. BANKRUPTCY PROVISIONS. In consideration of your agreements hereunder and under the Loan Documents, we agree that, in the event any one or more of us (as a "Debtor" or "Debtors") files for relief under Title 11 of the United States Code ("Bankruptcy Code") or is otherwise subject to an order for relief under the Bankruptcy Code, that as to each Debtor:

          (A) Relief From Stay. You shall be entitled to relief from the automatic stay imposed by Bankruptcy Code Section 362 on or against the exercise of any and all rights and remedies available to you under this Agreement, the Loan Documents or applicable law, if Debtor fails to file a Plan of Reorganization within 180 days or fails to obtain confirmation of a Plan of Reorganization within 90 days after such filing. We specifically acknowledge that "cause" exists for such relief within the meaning of Section 362(d) of the Bankruptcy Code.

          (B) Cash Collateral. Any attempt by Debtor to use "Cash Collateral" (as defined in Section 363 of the Bankruptcy Code) shall be subject to the prior entry of an order pursuant to Section 363 of the Bankruptcy Code ("Cash Collateral Order") specifically incorporating the principal terms set forth on
Schedule 16(B) attached hereto and the Debtor shall under no circumstances seek to use Cash Collateral other than on the terms provided in this Agreement. Any such Cash Collateral Order shall permit the use of Cash Collateral only until the earliest to occur of: (i) a Default under any of the provisions of this Agreement or the Loan Documents (other than a Default occasioned solely by the bankruptcy of Debtor), (ii) the appointment of a Chapter 11 trustee or examiner in Debtor's case, (iii) the dismissal of Debtor's case or its conversion to a case under Chapter 7 of the Bankruptcy Code, or (iv) the entry of an order modifying or terminating the automatic stay or prohibiting the further use of cash collateral. Upon the occurrence of any of the events described in (i) through (iv) of the preceding sentence, Debtor's ability to use Cash Collateral shall terminate immediately and automatically; such termination shall not, however, affect or impair the rights, interests or liens granted to you under this Agreement or the other Loan Documents.

     All existing and future revenue and cash shall constitute Cash Collateral, subject to your choate, fully perfected and presently enforceable liens and security interests, and, to the extent they are used and consumed by Debtor after filing of the petition or entry of the order for relief, Debtor specifically agrees that they are collateral for your secured claims under
Section 506 of the Bankruptcy Code in the amount so used.

     To the extent it is determined that Section 552(a) of the Bankruptcy Code applies to limit your interest under the Loan Documents and this Agreement you shall be deemed to have, as adequate protection for the use of Cash Collateral, a continuing perfected protection for the use of Cash Collateral, a continuing perfected post-bankruptcy lien and security interest in all Collateral, and all revenue and cash, whether derived from operations prior to or subsequent to or the filing of a voluntary of involuntary petition for relief with respect to Debtor. As further adequate protection for Debtor's use of Cash Collateral, Debtor shall maintain at all times an adequate and appropriate amount and type of coverage of insurance, including endorsements issued therewith covering the Collateral in amounts not less than that required under the Loan Documents. To the extent that the collateral securing your claims in Debtor's bankruptcy case is deemed or proves to be insufficient to pay your claims in full, your secured claims shall be deemed to have been inadequately protected by the provisions of the Cash Collateral Order, and they shall therefore have administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code, which superpriority shall be equal to the priority provided under the provisions of Section 364(c)(1) of the Bankruptcy Code over all other costs and administrative expenses incurred in the case of the kind specified in, or ordered pursuant to, Sections 105, 326, 327, 330, 331, 503(b), 506(c), 507(a),
507(b) or 726 of the Bankruptcy Code and shall at all times be senior to the rights of Debtor or any successor trustee in the resulting bankruptcy proceeding or any subsequent proceeding under the Bankruptcy Code.

     During the pendency of Debtor's bankruptcy, if it is determined that any of the rights granted hereunder or by any of the Loan Documents are security interests or liens, they shall be deemed perfected without the necessity of the filing of any documents or commencement of proceedings otherwise required under non-bankruptcy law for the perfection of security interests, with such perfection being binding upon any subsequently appointed trustee, either in Chapter 11 or under any other Chapter of the Bankruptcy Code, and upon other creditors of Debtor who have or may hereafter extend secured or unsecured credit to Debtor.

          (C) Surcharge Waiver. Debtor and/or any other representative of Debtor's bankruptcy estate waives any right to seek a surcharge of your collateral under 11 U.S.C. (S) 506(c) or any other provision of applicable law.

          (D) Other Waivers. Debtor waives any right to seek an order under 11 U.S.C. (S)(S) 363, 364, 1129 or any other provision of the Bankruptcy Code, imposing liens or security interests of senior or equal priority with your liens and security interests in the Collateral or the Cash Collateral.

          (E) Other Actions Not Prohibited. Nothing contained in this Paragraph 16 shall be deemed to limit or restrict your rights to seek in the bankruptcy court any relief that you may deem appropriate in the event of a bankruptcy commenced by or against Debtor, and in particular, you shall be free to seek the dismissal or conversion of any case filed by Debtor, the appointment of a trustee or examiner, and relief from the automatic stay.

     17.  MISCELLANEOUS.

          (A) If any provision of this Agreement shall be prohibited or invalid, under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

          (B) This Agreement shall be governed by and interpreted in accordance with the laws of the state set forth on the Term Sheet.

          (C) All of our representations and warranties contained in this Agreement shall survive the execution, delivery and acceptance thereof by the parties.

          (D) No termination of this Agreement or of any guaranty of the Obligations shall affect or impair the powers, obligations, duties, rights, warranties, representations or liabilities of the parties hereto and all shall survive such termination.

          (E) Each Obligation may, in your discretion, be evidenced by notes or other instruments issued or made by us to you. If not so evidenced, such Obligation shall be evidenced solely by entries upon your books and records.

          (F) All Obligations shall constitute one loan secured by the Collateral. You may, in your sole discretion: (i) exchange, enforce, waive or release any of the Collateral or (ii) apply Collateral and direct the order or manner without affecting your right to take any other action with respect to any other Collateral.

          (G) You shall have the continuing and exclusive right to apply or reverse and re-apply any and all payments to any portion of the Obligations. To the extent that we make a payment or you receive any payment or proceeds of the Collateral for our benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by you.

          (H) We shall reimburse you for all expenses incurred or to be incurred by you in connection with (a) the negotiation, preparation and closing of this Agreement; (b) amendments and modifications to this Agreement; (c) the protection, perfection or preservation of your security interest in or lien upon the Collateral; (d) your inspection or verification of the Collateral; (e) any court or bankruptcy proceeding relating to the Agreement or any claim or action by any Person against you which would not have been asserted were it not for your relationship with us hereunder or otherwise; (f) actions taken with respect to the Collateral and your security interest or lien therein; and (g) review and analysis regarding our compliance or failure to comply with the Obligations and/or the enforcement of any of your rights and remedies with respect to the Obligations or Collateral. The foregoing expenses shall include, without limitation: (i) reasonable fees, costs and expenses of your outside and in-house attorneys and paralegals; (ii) interest on the foregoing at the highest applicable interest rate provided under any Rider to this Agreement, which shall be part of the Obligations, payable on demand and secured by the Collateral. In addition, we shall pay those fees set forth on the Rider at the times specified therein. In recognition of your right to have all your expenses incurred or to be incurred in connection with this Agreement and the fees due you secured by the Collateral, you shall not be required to record any discharge of your lien or termination of your security interest unless and until we deliver to you a general release acceptable to you.

          (I) We agree to give you written notice of any action or omission by you or your agents in connection with this Agreement that may be actionable against you or that may be a defense to payment of the Obligations for any reasons. We further agree that unless such a notice specifically describing the action or omission is given by us within thirty (30) days after we have knowledge or with the exercise of reasonable diligence should have had knowledge of the occurrence of said action or omission we shall not assert, and we shall be deemed to have waived, any claim or defense arising therefrom.

          (J) If you shall breach your obligation under this Agreement to make an advance under the terms of this Agreement, notwithstanding our conformance with the provisions thereof, we agree that our sole remedy on account thereof shall be to recover liquidated damages on account of such breach, computed as hereinafter provided, in recognition of the fact that the damages which we might incur are uncertain and speculative. Liquidated damages to which we shall be entitled shall be equal to sixty (60) times the interest payable for one day on the loans outstanding as of the day that you are deemed to have failed to fund. In any event, you shall never be liable to us for special, indirect and consequential damages, whatever the nature of your breach hereunder.

          (K) We authorize and direct you to disburse, for our account, the proceeds of loans made by you to us to such Person as any of our officers or directors shall direct, whether in writing or orally.

          (L) Any notice required hereunder shall be in writing, and addressed to the party to be notified as follows:

           If to you:         Donald G. Barr, Jr., President
                              Greenfield Commercial Credit, L.L.C.
                              1301 West Long Lake Road, Suite 190
                              Troy, Michigan  48098

           If to us:          The Borrower's Address set forth
                              on the Term Sheet.

or to such other address as each party may designate for itself by like notice.

          (M) We represent and warrant to you that, with respect to the financing transaction herein contemplated, no Person is entitled to any brokerage fee or other commission and we agree to indemnify and hold you harmless against any and all such claims.

          (N) The paragraph titles contained in this Agreement are without substantive meaning and are not part of the Agreement.

     18. WAIVER OF JURY TRIAL. Our legal counsel has advised us that (i) there may be a constitutional right to a jury trial in connection with any claim, dispute or lawsuit arising out of this Agreement or any Rider and (ii) such constitutional right may be waived. After consultation with our counsel (which has included our counsel's review of this Agreement), we believe that it is in our best interest in this commercial transaction to waive such right. Accordingly, we hereby waive our right to a jury trial, and further agree that the best forum for hearing any claim, dispute or lawsuit, if any, arising in connection with this Agreement or any Rider or our relationship with you, shall be a court of competent jurisdiction sitting without a jury.

     19. NO ORAL AGREEMENTS. We acknowledge that this Agreement and each Rider represents the final agreement between you and us and the terms of such documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements that may have or will be exchanged between you (including your officers, employees and agents) and us.

                         [SIGNATURES ON FOLLOWING PAGE]

                                       Very truly yours,

                                       CREDIT PARTIES:

                                       DIVERSIFIED CORPORATE RESOURCES, INC.,
                                       a Texas corporation

                                       By:________________________________
                                             J. Michael Moore
                                       Its:  Chairman and CEO

                                       and

                                       By:_________________________________
                                             Douglas G. Furra
                                       Its:  Secretary


                                       DATATEK GROUP CORPORATION,
                                       a Texas corporation

                                       By:_________________________________
                                             J. Michael Moore
                                       Its:  Chairman and CEO

                                       and

                                       By:_________________________________
                                             Douglas G. Furra
                                       Its:  Secretary
\

                                       INFORMATION SYSTEMS
                                       CONSULTING CORP.,
                                       a Texas corporation

                                       By:_________________________________
                                             J. Michael Moore
                                       Its:  Chairman and CEO

                                       and

                                       By:_________________________________
                                             Douglas G. Furra
                                       Its:  Secretary


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                     MANAGEMENT ALLIANCE
                                     CORPORATION,
                                     a Texas corporation

                                     By: _________________________________
                                            J. Michael Moore
                                     Its:   Chairman and CEO

                                     and

                                     By:_________________________________
                                            Douglas G. Furra
                                     Its:   Secretary


                                     TEXCEL SERVICES, INC.,
                                     a Pennsylvania corporation

                                     By:_________________________________
                                            J. Michael Moore
                                     Its:   Chairman and CEO

                                     and

                                     By:_________________________________
                                            Douglas G. Furra
                                     Its:   Secretary


                                     [MOUNTAIN, LTD.,
                                     a Maine corporation

                                     By:_________________________________
                                            J. Michael Moore
                                     Its:   Chairman and CEO

                                     and

                                     By:_________________________________
                                            Douglas G. Furra
                                     Its:   Secretary]


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                   PREFERRED FUNDING CORPORATION,
                                   a Texas corporation

                                   By:_________________________________
                                          J. Michael Moore
                                   Its:   Chairman and CEO

                                   and

                                   By:_________________________________
                                          Douglas G. Furra
                                   Its:   Secretary


                                   MAGIC NORTHEAST, INC.,
                                   a Delaware corporation

                                   By:_________________________________
                                          J. Michael Moore
                                   Its:   Chairman and CEO

                                   and

                                   By:_________________________________
                                          Douglas G. Furra
                                   Its:   Secretary


                                   MANAGEMENT ALLIANCE GROUP
                                   OF INDEPENDENT CONSULTANTS, INC.,
                                   a Texas corporation

                                   By:_________________________________
                                          J. Michael Moore
                                   Its:   Chairman and CEO

                                   and

                                   By:_________________________________
                                          Douglas G. Furra
                                   Its:   Secretary


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                     [MOUNTAIN SERVICES, INC.,
                                     a Delaware corporation

                                     By:_________________________________
                                            J. Michael Moore
                                     Its:   Chairman and CEO

                                     and

                                     By:_________________________________
                                            Douglas G. Furra
                                     Its:   Secretary]


                                     ALPINE OVERLAND & WIRELESS COMPANY,
                                     a Canadian corporation

                                     By:_________________________________
                                            J. Michael Moore
                                     Its:   Chairman and CEO

                                     and

                                     By:_________________________________
                                            Douglas G. Furra
                                     Its:   Secretary


                                     ALPINE OVERLAND & WIRELESS LTD.,
                                     a Maine corporation

                                     By:_________________________________
                                            J. Michael Moore
                                     Its:   Chairman and CEO

                                     and

                                     By:_________________________________
                                            Douglas G. Furra
                                     Its:   Secretary


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

Accepted at Troy, Michigan
On December ___, 2002

LENDER:

GREENFIELD COMMERCIAL CREDIT, L.L.C.,
a Michigan limited liability company
By:    GCC Management, Inc.
Its:   Manager

By:_________________________________

Its:

                                  SCHEDULE 8(A)

                             STATES OF INCORPORATION

Name of Corporation                                           State of Incorporation
-------------------                                           ----------------------
Alpine Overland & Wireless Company                            Nova Scotia, Canada
Alpine Overland & Wireless Ltd.                               Maine
Datatek Group Corporation                                     Texas
Information Systems Consulting Corp.                          Texas
MAGIC Northeast, Inc.                                         Delaware
Management Alliance Corporation                               Texas
Management Alliance Group of Independent Consultants, Inc.    Texas
Mountain, Ltd.                                                Maine
Mountain Services, Inc.                                       Delaware
Preferred Funding Corporation                                 Texas
Texcel Services, Inc.                                         Pennsylvania

                                 Schecule 8(A)-1

                                  SCHEDULE 8(B)

                          ASSUMED NAMES OR TRADE NAMES

Currently in use:

Computer Management Search
Engineering Management Consultants
Engineering Management Personnel Services
Engineering Management Staff Recruiters
Engineering Technical Recruiters
Biopharm
Pharmasearch
MAGIC IT
Corporate Staff Recruiters
Computer Technology Search
Data Staffing Centre
Technical Alliance Business Recruiters
Diversified Engineering Search
Technical Alliance Recruiters
Technical Staff Recruiters
MAGIC
MAGIC Austin
MAGIC Atlanta
MAGIC Raleigh
MAGIC Denver


Others used in the last five years:

Advanced System Consulting
Computer Staff Recruiters
Contract First
Data Alliance Consultants
Data Management and Staff Recruiters
Diversified Engineering Search - West
Engineering Management Consulting
Engineering Systems Search
Financial Search Consultants
H R Search
Technical Alliance Group
Technical Resource Consultants
Technical Sales Search
Technology Systems Group
Train USA
Geier Assessment and Performance Systems

                                Schedule 8(B)-1

                                  SCHEDULE 8(F)

                                   LITIGATION

A.  Ditto Litigation.

     1. Ditto Properties Company vs. U.S.F.G. L.P. No., Inc., a/k/a DCRI L.P. No. 2, Inc., J. Michael Moore, USFG, Inc. and U.S.F.G./DHRG L.P. No.1(herein referred to as the "Initial Action"")

     2. Diversified Corporate Resources, Inc. f/k/a Diversified Human Resources Group, inc. and U.S.F.G./DHRG L.P. No. 2, Inc. (the "DCRI Action")

     3. Dallas County, Texas

     4. 191/st/ District Court

     5. Case No. 96-10710

     6. In 1996, Ditto Properties Company ("DPC") filed the Initial Action; Mr. Moore and the Company were also initially named as garnishees in the lawsuit with respect to 899,200 shares (the " LP Shares") of common stock (the "Common Stock") of the Company which were the subject matter of a series of transactions in 1993 (collectively referred to herein as the "1993 Transactions") which ultimately resulted in the LP Shares being conveyed by DPC to DCRI L.P. No. 2, Inc. ("L.P. No. 2"). Subsequent to the initial filing of the litigation by DPC, Mr. Moore and the Company were added as defendants in such proceedings, and F. Scott Otey ("Otey") and Jeffery Loadman ("Loadman") intervened as parties to the Ditto Litigation. Due to recently granted motions for summary judgment in favor of L.P. No. 2, Mr. Moore and the Company, neither Otey nor Loadman remain as parties to the Ditto litigation.

          The DCRI Action and the DCRI Action were ultimately consolidated into one case. The date pending for the trial is February 3, 2003.

                                Schedule 8(F)-1

          DPC and Donald Ditto ("Ditto") allege, among other things, that the Defendants fraudulently induced DPC to sell 899.200 shares (the "Shares") of Common Stock to L.P. No. 2 and failed to perform under the related Stock Purchase Agreement dated March 26,1993 (the "Stock Purchase Agreement"). The claim of DPC and Donald Ditto is that they are entitled to recover from the Company, Mr. Moore, DCRI L.P. No. 2, Inc. and others, jointly and severally, compensatory damages in the amount of at least $6.5 million punitive and exemplary damages totaling at least $26.1 million interest on the amount of damages incurred, legal fees and attorney fees.

          In the DCRI Action, the Company claims that DPC and Ditto filed the Initial Action for the purpose of disrupting the Company's plans in 1996 to effectuate a public offering of the Company's stock. In 1997, the Company sold some 500,000 shares of its common stock at $10 per share, instead of the price of some $25 per share as contemplated in 1996.

B.  Dillard litigation.

    1. Ted Dillard vs. Diversified Corporate Resources, Inc., J. Michael Moore, and Samuel E. Hunter.

    2. Dallas County, Texas

    3. District Court No. H-160th

    4. Case No. 02-10197

    5. Amount of Claim -

    6. Date Filed - October 29, 2002

    7. The primary claim is that Mr. Dillard was fraudulently induced to enter into a severance agreement with the Company in 2001.

    8. In essence, Mr. Dillard seeks, among other things, that the Company acquire the 141,000 shares of the Company's common stock owned by Mr. Dillard, and that the Company cancel his promissory notes payable to the Company in the amount of some $214,000.00.

                                 Schedule 8(F)-2

C.  New Jersey Lease Litigation

    1. 1099, L.L.C. vs. Texcel Services, inc. and Diversified Corporate Resources, inc.

    2. Superior Court of New Jersey, Union County

    3. Case no. UNN-L-3566-02

    4. Claim is for unpaid office rental

    5. Amount of claim: the total rental payable under Texcel lease which is estimated to be $80,000 based upon rental of $2,258.27 per month for five year lease commencing in September, 2000; no lease rental payments have been made by Texcel since early in 2002.

    6. Date filed - November, 2002

                                Schedule 8(F)-3

                                  SCHEDULE 8(J)

                                    DEFAULTS

                                Schedule 8(J)-1

                                  SCHEDULE 8(N)

               CHIEF EXECUTIVE OFFICE, PRINCIPAL PLACE OF BUSINESS
                            AND COLLATERAL LOCATIONS


                                            Chief Executive Office, Principal
         Name of Corporation           Place of Business and Collateral Location

                                Schedule 8(N)-1

                                  SCHEDULE 8(P)

                           SUBSIDIARIES OR AFFILIATES

Subsidiaries

         1.   Alpine Overland & Wireless Company (Nova Scotia, Canada)
         2.   Alpine Overland & Wireless Ltd. (Maine)
         3.   Datatek Group Corporation (Texas)
         4.   Information Systems Consulting Corp. (Texas)
         5.   MAGIC Northeast, Inc. (Delaware)
         6.   Management Alliance Corporation (Texas)
         7.   Management Alliance Group of Independent Consultants, Inc. (Texas)
         8.   Mountain, Ltd. (Maine)
         9.   Preferred Funding Corporation (Texas)
         10.  Texcel Services, Inc. (Pennsylvania)
         11.  Mountain Services, Inc. (Delaware)

                                Schedule 8(P)-1

                                  SCHEDULE 8(Q)

                                LEASED PROPERTIES

------------------------------------------------------------------------------------------
           BUILDING & ADDRESS                     CITY/ZIP                    SUITE

------------------------------------------------------------------------------------------
            16504 Westgrove                   Addison, TX 78752               16504

------------------------------------------------------------------------------------------
            5599 San Felipe                   Houston, TX 77056                1650

                                                                        ------------------
                                                                               506

------------------------------------------------------------------------------------------
           2600 South Gessner                 Houston, TX 77063                203

                                                                        ------------------
                                                                               220

------------------------------------------------------------------------------------------
         10670 N. Central Expy 75231           Dallas, TX 75231               300,600

------------------------------------------------------------------------------------------
               1100 Main                    Kansas City, MO 64105              1650

------------------------------------------------------------------------------------------
            111 Corning Road                   Cary, NC 27511                  130

                                                                        ------------------
                                                                               230

------------------------------------------------------------------------------------------
             35 East Wacker                   Chicago, IL 60601                2800

------------------------------------------------------------------------------------------
   3500 PiedmontTwo Securities                Atlanta, GA 30305                110
            Centre
------------------------------------------------------------------------------------------
       8301 Capital of Texas Hwy              Austin, TX 78731                 485

------------------------------------------------------------------------------------------
         2851 South Parker Road               Aurora, CO 80014                 730

------------------------------------------------------------------------------------------
14 E. Germantown Pike, 5170              Plymouth Meeting, PA 19462          Bldg 15
       Campus Drive
------------------------------------------------------------------------------------------
             333 A Route 46                  Fairfield, NJ 07004               260

------------------------------------------------------------------------------------------
         4250 E. Camelback Dr.                Phoenix, AZ 85018                K158

------------------------------------------------------------------------------------------

                                Schedule 8(Q)-1

                                  SCHEDULE 8(R)

                              COLLATERAL LOCATIONS

-------------------------------------------------------------------------------------------------------
                BUILDING & ADDRESS                            CITY/ZIP                     SUITE

-------------------------------------------------------------------------------------------------------
                 16504 Westgrove                          Addison, TX 78752                16504

-------------------------------------------------------------------------------------------------------
                 5599 San Felipe                          Houston, TX 77056                 1650

                                                                                     ------------------
                                                                                            506

-------------------------------------------------------------------------------------------------------
                2600 South Gessner                        Houston, TX 77063                 203

                                                                                     ------------------
                                                                                            220

-------------------------------------------------------------------------------------------------------
              10670 N. Central Expy 75231                 Dallas, TX 75231                300,600

-------------------------------------------------------------------------------------------------------
                 111 Corning Road                          Cary, NC 27511                   130

                                                                                     ------------------
                                                                                            230*

-------------------------------------------------------------------------------------------------------
        3500 PiedmontTwo Securities Centre                Atlanta, GA 30305                 110

-------------------------------------------------------------------------------------------------------
            8301 Capital of Texas Hwy                     Austin, TX 78731                  485

-------------------------------------------------------------------------------------------------------
              2851 South Parker Road                      Aurora, CO 80014                  730

-------------------------------------------------------------------------------------------------------
     14 E. Germantown Pike, 5170 Campus Drive        Plymouth Meeting, PA 19462           Bldg 15

-------------------------------------------------------------------------------------------------------
              4250 E. Camelback Dr.                       Phoenix, AZ 85018                 K158

-------------------------------------------------------------------------------------------------------

                                Schedule 8(R)-1

                                  SCHEDULE 8(X)

                                  INDEBTEDNESS

Capital Leases with:

G Finance, formerly Deutsche Financial, formerly Solarcom         $126,722



Deferred Payment Obligations to:

  Former Texcel, Inc. Shareholders (past due):

         Thomas Rinaldi                                           $412,458

         Gary Kane                                                $221,800

         Paul Cornely                                             $112,542

  Datatek Corporation (50% due January 1, 2003 and 2004)          $341,250

                                Schedule 8(X)-1

                                  SCHEDULE 8(Y)

                                DEPOSIT ACCOUNTS

Wells Fargo Bank

     Account Name                                                   Account #

     Diversified Corporate Resources Inc. /
       Preferred Funding Corp. Operating Account                  495-0032128
       Preferred Funding Corp. Control Disbursements Account      475-9030588
       Mountain Inc Funding Account                               495-0032144
       Mountain Inc Payroll Account                               416-9273307
       Preferred Funding Corp. Medical Claim Account              400-0049239
       Diversified Corporate Resources Disbursements Account      400-0035550




Compass Bank

     Account Name                                                  Account #

     Management Alliance Corporation Operating Account            0071202275
     Diversified Corporate Resources Inc. Operating Account       0071333124
     Management Alliance Corporation Lockbox Account              0076461414
     Datatek Consulting Group Corp Lockbox Account                0076461481
     Information System Consulting Corp Lockbox Account           0076461465
     Texcel Services Inc Lockbox Account                          0076461457
     Mountain LTD Lockbox Account                                 0076461449

                                Schedule 8(Y)-1

                                 SCHEDULE 16(B)

                      CASH COLLATERAL ORDER PRINCIPAL TERMS

     In addition to such terms and conditions as Debtor and you shall mutually agree, the Cash Collateral Order shall contain the following principal terms:

     1. An acknowledgment by Debtor that the Obligations constitute the valid and binding obligation of Debtor and are secured by liens and security interests granted by Debtor to you in Debtor's tangible and intangible personal property as described in the Loan Documents; and your security interests and liens in the Collateral are valid, properly perfected and recorded and are unavoidable and indefeasible in the pending bankruptcy proceeding; nor are they subject to avoidance, defeasance, offset, defense or counterclaim of any kind.

     2. Debtor may use Cash Collateral only for "necessary operating expenses." The term "necessary operating expenses" shall be limited to the payment of current taxes incurred after the petition date, unpaid withholding taxes for the last pay period before and pay periods after the petition date, wages and salaries, property insurance, necessary repairs and maintenance, utilities, purchase of inventory and other ordinary charges necessary for Debtor's operations. The term "necessary operating expenses" does not include payments to pay or cure any prepetition obligations of Debtor including any arrearages under any lease, equipment or a statutory contract obligation, except that such expenses may be paid with your written consent.

     3. All principal, interest, costs and expenses, including reasonable attorneys' fees heretofore, now or hereafter incurred by you in connection with the Obligations or in the administration of the bankruptcy proceeding, and all sums at any time owing by Debtor under the Cash Collateral Order, the Note or any other notes or other agreements with you, are and shall continue to be subject to all guaranties (as set forth in the Loan and Security Agreement between Debtor and you) and are and shall continue to be secured by a post-petition first and senior security interest in and lien upon all property of Debtor and property of the estate of whatever kind or nature, acquired by Debtor or the estate on or after the petition date.

     4. You shall continue to receive all reports as provided under the Loan Documents. You shall continue to have access to Debtor's books and records for the purpose of conducting audits of the Collateral. All of the provisions of the Loan Documents shall remain in full force and effect and Debtor shall continue to provide to you all other documents and information required to be provided to you under the Loan Documents.

     5. Interest will continue to accrue and be paid at the non-default rate or the default rate of interest, whichever is in effect as of the petition date and shall continue to accrue under the Note.

     6. Until the Obligations are repaid in full, Debtor will not without your prior written consent engage in any transaction which is not in the ordinary course of its business, including the dispositions of any assets, engaging in any new or different business activities, increase its investment in fixed or capital assets, or create, assume or suffer to exist any lien or security interest in favor of any person other than you in any of the collateral.

     7. Such other reasonable and ordinary terms and conditions as you shall require subject to approval of the bankruptcy court.

                                Schedule 16(B)-1

                           LOAN AND SECURITY AGREEMENT
                         DATED AS OF DECEMBER ___, 2002

                                   TERM SHEET

Paragraph       Provisions                                             Terms
2(A)            Loan Amount:                              $3,500,000.00

2(D)            Interest Rate:                            Eight (8.0) percentage points
                                                          over Prime Rate

2(E)            Initial Term of Agreement:                Earlier of demand or one year

5(B)            Business Interruption Insurance           $263,500

6(B)            Interim Financial Statement Period        Monthly

6(B)            Scope of CPA Engagement:                  Audited

8(A)            Incorporation State:                      See Schedule 8(A) attached

8(B)            Assumed Names or Trade Names:             See Schedule 8(B) attached

8(F)            Litigation:                               See Schedule 8(F) attached

8(N)            Chief Executive Office, Principal Place   See Schedule 8(N) attached
                of Business and Location of Collateral
                Records:

8(P)            Subsidiaries or Affiliates:               See Schedule 8(P) attached

8(Q)            Leased Properties:                        See Schedule 8(Q) attached

8(R)            Collateral Locations:                     See Schedule 8(R) attached

8(X)            Indebtedness:                             See Schedule 8(X) attached

8(Y)            Deposit Accounts:                         See Schedule 8(Y) attached

11(J)           Salary Limitation:                        N/A

11(K)           Limitation on Indebtedness:               Datatek Corporation, Texcel
                                                          Shareholders, [Hosmers]

17(B)           Governing Law:                            Michigan

17(H)           Fees:

                (i) Commitment Fee:                       $140,000.00   -   $28,000
                                                          received on commitment
                                                          acceptance; $112,000 payable

                                                      on the date hereof as an
                                                      overadvance on the Revolving
                                                      Credit Loan to be reduced by
                                                      $28,000 as of each of the first
                                                      four (4) monthly interest payment
                                                      dates;

          (ii)  Under Utilization Fee:                1/12 of 2% of the amount of the
                                                      Maximum Loan Amount not drawn -
                                                      payable monthly;

          (iii) Loan Processing Fee:                  $1,000.00, payable monthly;

          (iv)  Collateral Evaluation Fee:            $1,000.00 per day for examination
                                                      of collateral - estimated four
                                                      times per year -- payable as
                                                      incurred.

                                                      All monthly fees are payable with
                                                      monthly interest payment; and

          (v)  Fees for Lockbox and Other Accounts:   As specified by depository
                                                      institution.

17(L)     Borrower's Address:                         10670 N. Central Express Way,
                                                      Suite 600, Dallas, Texas 75231

     We understand that this Term Sheet defines certain terms used in the attached Loan and Security Agreement ("Attachment"). We have read the Attachment and this Term Sheet and fully understand their relationship. By executing both documents, we acknowledge the foregoing.

LENDER:                                 BORROWER:

GREENFIELD COMMERCIAL CREDIT, L.L.C.,   DIVERSIFIED CORPORATE RESOURCES, INC.,
a Michigan limited liability company    a Texas corporation
By:    GCC Management, Inc.
Its:   Manager

By: _____________________________       By: _______________________________
                                               J. Michael Moore
Its:                                    Its:   Chairman and CEO

                                        and

                                        By: _______________________________
                                               Douglas G. Furra
                                        Its:   Secretary

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                         OTHER CREDIT PARTIES:

                                         DATATEK GROUP CORPORATION,
                                         a Texas corporation

                                         By:______________________________
                                                  J. Michael Moore
                                         Its:     Chairman and CEO

                                         and

                                         By:______________________________
                                                  Douglas G. Furra
                                         Its:     Secretary


                                         INFORMATION SYSTEMS
                                         CONSULTING CORP.,
                                         a Texas corporation

                                         By:______________________________
                                                  J. Michael Moore
                                         Its:     Chairman and CEO

                                         and

                                         By:______________________________
                                                  Douglas G. Furra
                                         Its:     Secretary


                                         MANAGEMENT ALLIANCE
                                         CORPORATION,
                                         a Texas corporation

                                         By:______________________________
                                                  J. Michael Moore
                                         Its:     Chairman and CEO

                                         and

                                         By:______________________________
                                                  Douglas G. Furra
                                         Its:     Secretary


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                     TEXCEL SERVICES, INC.,
                                     a Pennsylvania corporation

                                     By:__________________________
                                              J. Michael Moore
                                     Its:     Chairman and CEO

                                     and

                                     By:__________________________
                                              Douglas G. Furra
                                     Its:     Secretary


                                     [MOUNTAIN, LTD.,
                                     a Maine corporation

                                     By:__________________________
                                              J. Michael Moore
                                     Its:     Chairman and CEO

                                     and

                                     By:__________________________
                                              Douglas G. Furra
                                     Its:     Secretary]


                                     PREFERRED FUNDING CORPORATION,
                                     a Texas corporation

                                     By:__________________________
                                              J. Michael Moore
                                     Its:     Chairman and CEO

                                     and

                                     By:__________________________
                                              Douglas G. Furra
                                     Its:     Secretary


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                            MAGIC NORTHEAST, INC.,
                                            a Delaware corporation

                                            By:______________________________
                                                     J. Michael Moore
                                            Its:     Chairman and CEO

                                            and

                                            By:______________________________
                                                     Douglas G. Furra
                                            Its:     Secretary


                                            MANAGEMENT ALLIANCE GROUP
                                            OF INDEPENDENT CONSULTANTS, INC.,
                                            a Texas corporation

                                            By:______________________________
                                                     J. Michael Moore
                                            Its:     Chairman and CEO

                                            and

                                            By:______________________________
                                                     Douglas G. Furra
                                            Its:     Secretary


                                            [MOUNTAIN SERVICES, INC.,
                                            a Delaware corporation

                                            By:______________________________
                                                     J. Michael Moore
                                            Its:     Chairman and CEO

                                            and

                                            By:______________________________
                                                     Douglas G. Furra
                                            Its:     Secretary]


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                               ALPINE OVERLAND & WIRELESS
                                               COMPANY,
                                               a Canadian corporation

                                               By:______________________________
                                                        J. Michael Moore
                                               Its:     Chairman and CEO

                                               and

                                               By:______________________________
                                                        Douglas G. Furra
                                               Its:     Secretary


                                               ALPINE OVERLAND & WIRELESS LTD.,
                                               a Maine corporation

                                               By:______________________________
                                                        J. Michael Moore
                                               Its:     Chairman and CEO

                                               and

                                               By:______________________________
                                                        Douglas G. Furra
                                               Its:     Secretary